UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 27, 2022

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase agreement to acquire net smelter returns royalty.

On January 27, 2022, Nevada Canyon Gold Corp. (“Nevada Canyon” or the “Company”), through its wholly owned subsidiary, Nevada Canyon, LLC, entered into a Royalty Purchase Agreement (the “Agreement”) with Smooth Rock Ventures, LLC, a wholly owned subsidiary of Smooth Rock Ventures Corp. (“Smooth Rock”), to acquire a 2% net smelter returns royalty (“NSR”) on the Palmetto Project (the “Project”), located in Esmeralda County, Nevada.

To acquire the 2% NSR on the Palmetto Project, Nevada Canyon agreed to pay Smooth Rock a one-time cash payment of USD$350,000. The agreement is subject to final documentation and the Company expects the transaction to close on or before February 7, 2022.

Mr. Alan Day, the Company’s member of the board of directors, is also a member of the board of directors of Smooth Rock, therefore Mr. Day abstained from voting on approval of the Agreement for both companies.

A copy of the Agreement dated January 27, 2022, is attached as Exhibit 10.14 hereto.

ITEM 7.01 REGULATION FD DISCLOSURE

On January 31, 2022, the Company issued a news release announcing it had entered into a Royalty Purchase Agreement with Smooth Rock Ventures, LLC, a wholly owned subsidiary of Smooth Rock Ventures Corp. (“Smooth Rock”), to acquire a 2% NSR on the Palmetto Project, located in Esmeralda County, Nevada, and further described in Item 1.01 of this Form 8-K. A copy of the news release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.14	Royalty Purchase Agreement, dated January 27, 2022

99.01	News Release dated January 31, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date: January 31, 2022